UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Industrial Income Trust Inc. (the “Company”), Industrial Income Operating Partnership LP (the “Operating Partnership”), and Industrial Income Advisors LLC (the “Advisor”) are parties to an advisory agreement, pursuant to which the Advisor performs certain duties and responsibilities as a fiduciary of the Company and its stockholders. The advisory agreement has a term of one year, subject to renewal for an unlimited number of one-year periods. In connection with the annual renewal of the advisory agreement, the Company, the Operating Partnership, and the Advisor entered into a second amended and restated advisory agreement, dated as of December 15, 2011, in order to update and clarify certain provisions relating to the services to be provided by the Advisor and expense reimbursements payable to the Advisor. The preceding summary does not purport to be a complete summary of the second amended and restated advisory agreement and is qualified in its entirety by reference to the agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

In addition, the information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Chicago Industrial Portfolio

On May 4, 2011, the Company entered into a definitive agreement to acquire a 100% fee interest in nine industrial buildings aggregating approximately 1.4 million square feet on 108.8 acres located in Chicago, Illinois (the “Chicago Industrial Portfolio”). Since then, the Company has completed the acquisition of eight of the nine buildings in the Chicago Industrial Portfolio. On December 13, 2011, the Company, through one of its wholly-owned subsidiaries, completed the acquisition of the last remaining industrial building in the Chicago Industrial Portfolio, aggregating approximately 65,000 square feet on 4.9 acres (the “Building”). The group of sellers of the Building, which consists of JES Diehl Road Aurora, LLC; RES Diehl Road Aurora, LLC; MSP Diehl Road Aurora, LLC; and Diehl Road Aurora, LLC, is not affiliated with the Company or its affiliates. The Building is approximately 78% leased to three tenants with an average remaining lease term (based on square feet) of 2.3 years. All tenants individually lease more than 10% of the rentable area of the Building, as described below:

•

Dupage County Election Commission, an independent, bipartisan commission that is charged with the conduct of all federal, state, county, and local elections occurring within its borders, leases approximately 28,000 square feet, or approximately 43% of the aggregate rentable area, under a lease that expires in September 2014 with one option to extend the lease for a period of five years. The annual base rent under the lease is currently approximately $169,000, which reflects tenant concessions provided by seller in 2011. The annual base rent will increase to approximately $185,000 in January 2012 and is subject to annual rent escalations of approximately 2.5% beginning in October 2012.

•

Spraying Systems Co., a manufacturer of spray nozzles as well as spray analysis and control systems, leases approximately 12,000 square feet, or approximately 18% of the aggregate rentable area, under a lease that expires in August 2013 with one option to extend the lease for a period of three years. The annual base rent under the lease is currently approximately $64,000 and is subject to a rent escalation of approximately 1.8% in September 2012.

•

Fuel Tech Inc., a technology company specializing in air pollution control, combustion efficiency, and engineering technologies, leases approximately 11,000 square feet, or approximately 17% of the aggregate rentable area, under a lease that expires in August 2013 with one option to extend the lease for a period of five years. The annual base rent under the lease is currently approximately $77,000 and is subject to a rent escalation of approximately 2.6% in September 2012.

The total purchase price for the Building was approximately $5.2 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. Pursuant to the terms of an amended and restated advisory agreement, dated as of May 14, 2010 and as extended to December 16, 2011, by and among the Company, the Operating Partnership, and the Advisor, the Company will pay an acquisition fee of approximately $52,000 to the Advisor, equal to 1.0% of the purchase price of the Building. The Company funded the acquisition using proceeds from its public offering and debt financing assumed by the Company, which is described under Item 2.03 of this Current Report on Form 8-K. The total aggregate purchase price for the Chicago Industrial Portfolio was approximately $101.7 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate is approximately 5.2%. The purchase price capitalization rate is calculated based on the property’s projected net operating income from in-place leases for the 12 months after the date of purchase, including any contractual rent increases contained in such leases for those 12 months, divided by the purchase price for the property, exclusive of transfer taxes, due diligence expenses, and other closing costs including acquisition costs and fees paid to the Advisor or its affiliates. Net operating income for these purposes includes rental income and expense reimbursements from in-place leases, reduced by operating expenses.

The Chicago Industrial Portfolio will be managed by HSA Commercial Real Estate, Inc.

Regional Industrial Portfolio

On December 15, 2011, one of the Company’s wholly-owned subsidiaries acquired a 100% fee interest in eight industrial buildings aggregating approximately 1.6 million square feet on 88.2 acres. The buildings are located in certain submarkets of Fort Lauderdale, Florida; Atlanta, Georgia; and Dallas, Texas (collectively, the “Regional Industrial Portfolio”). The group of sellers that includes Industrial Property Fund I, L.P., Industrial Property Fund II, L.P., Industrial Fund III, L.P., and Marina West, LLC are not affiliated with the Company or its affiliates. The Regional Industrial Portfolio is approximately 93% leased to 16 tenants with an average remaining lease term (based on square feet) of 4.6 years. Three tenants in the Regional Industrial Portfolio individually lease more than 10% of the rentable area of the Regional Industrial Portfolio, as described below:

•

Sanofi-Aventis U.S., LLC, a healthcare company specializing in the research, development, and distribution of various healthcare products, leases approximately 297,000 square feet, or approximately 19% of the portfolio’s rentable area, under a lease that expires in January 2017 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $0.9 million and is subject to rent escalations of approximately 4.8% in February 2012 and an additional 3.9% in March 2012.

•

Andrx Pharmaceuticals, Inc., a subsidiary of Watson Pharmaceuticals, Inc., a pharmaceutical company, leases approximately 276,000 square feet, or approximately 17% of the portfolio’s rentable area, under a lease that expires in June 2016 with two options to extend the lease for a period of five years each. The annual base rent under the lease is currently approximately $1.9 million and is subject to annual rent escalations of approximately 3.0% thereafter beginning in July 2012.

•

Bunzl Distribution Southeast LLC, a distributor of food packaging, disposable supplies, and cleaning and safety products, leases approximately 229,000 square feet, or approximately 14% of the portfolio’s rentable area, under a lease that expires in June 2018 with one option to extend the lease for a period of five years. The annual base rent under the lease is currently approximately $0.4 million. The annual base rent increases to approximately $0.7 million in February 2012 and is subject to rent escalations of approximately 4.7% in February 2014 and 4.5% in February 2016.

The total aggregate purchase price was approximately $104.5 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company estimates that the purchase price capitalization rate is approximately 6.3%. Pursuant to the terms of the second amended and restated advisory agreement, dated as of December 15, 2011, by and among the Company, the Operating Partnership, and the Advisor, the Company will pay an acquisition fee to the Advisor of approximately $1.0 million, equal to 1.0% of the purchase price of this transaction. The Company funded the acquisition using proceeds from its public offering and debt financing obtained by the Company, which is described under Item 2.03 of this Current Report on Form 8-K.

The Regional Industrial Portfolio will be managed by Industrial Developments International, Inc.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Additional Debt Secured by the Chicago Industrial Portfolio

On December 13, 2011, the Company, through one of its wholly-owned subsidiaries, assumed a $4.5 million fixed rate loan agreement with Wachovia Bank, National Association, in order to fund a portion of the acquisition of the Building. The loan has a fixed interest rate of 5.77%; requires monthly interest-only payments; and has a contractual maturity date of March 11, 2017. The loan is secured by a mortgage and related assignments and security interests in the Building.

Debt Secured by the Regional Industrial Portfolio

On December 15, 2011, the Company, through several of its wholly-owned subsidiaries, entered into a secured, non-recourse loan agreement with New York Life Insurance Company for an aggregate principal amount of $61.0 million (the “NYL Facility”). The NYL Facility bears a fixed interest rate of 3.90%; requires interest-only payments for the first two years of the loan and monthly payments of interest and principal thereafter (based on a 30-year amortization schedule); and has a contractual maturity date of January 5, 2019. The NYL Facility is secured by mortgages, deeds to secure debt, or deeds of trust, as applicable, and related assignments and security interests in each of the eight buildings in the Regional Industrial Portfolio.

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. With respect to the acquisition described in this Current Report on Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than February 28, 2012.

(d)	Exhibits.

10.1	Second Amended and Restated Advisory Agreement, dated December 15, 2011.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the lease terms and loan terms associated with the acquisitions) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or our investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

December 19, 2011	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Second Amended and Restated Advisory Agreement, dated December 15, 2011.